EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-128859 of The Procter & Gamble Company on Form S-8 of our report dated 19 March 2015, appearing in this Annual Report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan for the year ended 31 December 2014.

/s/Deloitte LLP
Deloitte LLP
Newcastle upon Tyne, United Kingdom

19 March 2015